UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2009

SYNIVERSE HOLDINGS, INC.

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-32432 333-88168	30-0041666 06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2009, Syniverse Holdings, Inc. (the “Company”) appointed Wendy J. Murdock as a member of the Board of Directors of the Company. Ms. Murdock will also serve as a member of the Nominating and Corporate Governance Committee of the Board of Directors.

As a member of the Board of Directors, Ms. Murdock will receive an annual fee of $50,000, and as a member of the Nominating and Corporate Governance Committee, Ms. Murdock will receive an annual fee of $5,000.

In addition, Ms. Murdock will be eligible for grants under the Syniverse Holdings, Inc. Amended and Restated 2006 Long-Term Equity Incentive Plan.

On May 14, 2009, the Company issued a press release (the “Press Release”) announcing Ms. Murdock’s appointment, as described above. Pursuant to General Instruction F to the Securities and Exchange Commission’s Current Report on Form 8-K, a copy of the Press Release is filed as Exhibit 99.1 to this Report, and the information contained in the Press Release is incorporated into Item 5.02 of this Report by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Syniverse Holdings, Inc. on May 14, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: May 18, 2009

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ Laura E. Binion
Name:	Laura E. Binion
Title:	General Counsel

SYNIVERSE TECHNOLOLGIES, INC.
(Registrant)

By:	/s/ Laura E. Binion
Name:	Laura E. Binion
Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Syniverse Holdings, Inc. on May 14, 2009.